Exhibit 10.21

[Merrill Lynch Logo]
                                                    Merrill Lynch Bank USA

                                                    15 W. South Temple, Ste. 300
                                                    Salt Lake City, Utah 84101
                                                    (801) 526-8300
                                                    (800) 635-5281
                                                    FAX (801) 521-6466
                                                    FAX (801) 363-8611
August 18, 2005

BENEFICIARY:

General Electric Capital Corporation
10 Riverview Drive
Danbury, Connecticut 06810
Attn: DVF Risk Officer

RE: IRREVOCABLE LETTER OF CREDIT NO. 201216 U.S. $381,470.11

Gentlemen:

      We hereby issue our irrevocable, unconditional (except as stated herein) Letter of Credit No. 201216 in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GECC"), for the account of BIONOVO, INC. (the "Account Party").

      We undertake to honor from time to time your draft or drafts on us not exceeding in the aggregate U.S. $381,470.11, when accompanied by a written notice stating that either:

      (1) GECC has determined that the amount of the accompanying draft (a) is due and owing by Account Party to GECC, or (b) represents an amount which GECC is permitted to draw hereunder pursuant to GECC's agreements with the Account Party; or

      (2) An insolvency, dissolution, termination of existence, suspension of business, assignment for the benefit of creditors, or the commencement of any proceeding under any law relating to bankruptcy or insolvency by or against the Account Party has occurred.

      Drafts drawn hereunder must be marked "Drawn under irrevocable Letter of Credit No. 201216, dated August 18, 2005."

      We agree that we shall have no duty or right to inquire as to the basis upon which GECC has determined that the amount is due and owing or has determined to present to us any draft under this Letter of Credit, and the presentation of such draft, submitted in compliance with the terms and conditions of this Letter of Credit, shall automatically result in payment to GECC. Partial drawings are permitted.


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      This Letter or Credit is valid until August 17, 2006, provided however that this Letter of Credit will be automatically extended without amendment for successive one (1) year periods from the present or any future expiry date hereof until we receive written notice from you that all obligations owed to you by the Account Party have in your sole judgment been fully satisfied and performed, or unless at least sixty (60) days prior to any such expiry date we elect not to renew this Letter of Credit and give you written notice of such election, which notice shall be deemed given when received by you.

      This irrevocable Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (ICC Pub. No. 500, 1993) excluding Article 41 thereof, and to the extent not inconsistent therewith, the laws of the State of New York. This Letter of Credit contains all the terms and conditions of this credit, which shall not be altered except by reduction in amount available due to corresponding payments in like amount in compliance with the above terms.

      This letter of Credit is transferable and assignable in its entirety (but not in part) and only Merrill Lynch Bank USA is authorized to act as the transferring bank. We shall not recognize any transfer of this Letter of Credit until this Original Letter of Credit together with any amendments, a signed and completed Transfer Form in the form attached hereto as Attachment A, and payment of our standard transfer fee of USD300.00 is received by us. Under no circumstances shall this Letter of Credit be transferred to any person or entity with which US. persons or entities are prohibited from conducting business under U.S. Foreign Asset Control regulations and other applicable U.S. laws and regulations.

      There are no other conditions to this Letter of Credit.

                                        Very truly yours,

                                        MERRILL LYNCH BANK USA


                                        _______________________________________
                                        Authorized Signature